Exhibit 10.25

HYPOTHECATION AGREEMENT

September 4, 2007

TO:	Southwest Bank of St. Louis (“Bank”)

12452 Olive Street Road

Creve Coeur, Missouri 63141

FOR VALUE RECEIVED, and in consideration of Bank extending and making available to BioDelivery Sciences International, Inc. (the “Borrower”), that certain loan as evidenced by a Promissory Note dated September 4, 2007, in the original principal amount of Three Million and no/100 Dollars ($3,000,000.00) (the “Note”), which Note is guaranteed by that certain Continuing Contract of Guaranty, dated as of September 4, 2007, by Francis E. O’Donnell, Jr., and The Francis E. O’Donnell, Jr. Irrevocable Trust Number 1 dated May 25, 1990 (collectively the “Guarantors”), the undersigned, Hopkins Capital Group, LLC, a Virginia limited liability company (“Pledgor”), hereby consents and agrees to, and does hereby, assign, pledge and deliver to the Bank Two Million (2,000,000) shares of the capital stock of Accentia Pharmaceuticals, Inc. held in that certain account number 676-38344, Smith Barney Reserved Client Financial Management Account with CitiGroup Global Mkts Inc. (the “Account”), which is subject to that certain control account agreement, a copy of which is attached hereto as Exhibit A (the “Control Agreement”) (the “Stock”), and all dividends (except for cash dividends in respect of federal and state income taxes permitted by the Agreement with no refund to Bank by any shareholder) and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Stock (collectively, the Collateral”), and that a security interest therein is hereby granted to the Bank, to secure the payment, performance and observance of all indebtedness, obligations and liabilities of any kind of Guarantors to the Bank now existing or hereafter arising under the Guaranty, due or not, and whether liquidated or unliquidated (all of the foregoing, as from time to time renewed, amended, modified or extended, being herein referred to as the “Obligations”).

The undersigned hereby requests that the security interest in the Stock be accepted by you for the purposes above stated, subject to and upon the terms of this Hypothecation Agreement and any and all notes, pledge and security agreements, and other agreements heretofore or hereafter executed, or delivered by the Guarantors to you in connection with the Obligations.

The undersigned agrees that, without notice or further assent, before, at or after the maturity of the Obligations, expressed or declared, (1) the liability of the Guarantors upon the Obligations may, from time to time, in whole or in part, be renewed, extended, modified, compromised or released by the Bank, as it may deem advisable, and (2) the Bank may, from time to time, in its discretion, exchange, modify, release or surrender, in whole or in part, with or to the Guarantors, or its successors, or the undersigned or its representatives, or any other appropriate party, as the case may be (a) the Collateral or any substitutes or additions thereto, or (b) the surplus net proceeds derived from the sale or sales of the Collateral pursuant to the terms of any such note, pledge and security agreement or other agreement, or (c) any other collateral for the Obligations.

The undersigned hereby waives any and all notice of acceptance of this Hypothecation Agreement, or of the creation, accrual or maturity (whether by declaration or otherwise) of any and all of the Obligations, or of your reliance upon this Hypothecation Agreement.

You shall use reasonable care in the custody and preservation of the Collateral while in your possession.

Provided that no such document shall require personal liability beyond the Stock, the undersigned will at any time at your request sign financing statements, trust receipts, security agreements or other agreements necessary to perfect your security interest in the Collateral, and upon any failure to do so, you are authorized, as agent of the undersigned, to sign any such instrument. The undersigned agrees to pay (or cause the Guarantors to pay) all filing fees.

In addition to all other rights and remedies, you shall have the remedies of a secured party under the Missouri Uniform Commercial Code. You will give the undersigned notice, as provided below, of the time and place of any public sale of any of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made by sending notice, as provided below, at least ten (10) days before the time of the sale or disposition, which provisions for notice you and the undersigned hereby agree are reasonable.

You may apply the net proceeds of any sale or other disposition of the Collateral (after deducting all costs and expenses of every kind incurred therein or incidental to the holding, preparing for sale, selling, leasing or the like of the Collateral or in any way relating to your rights hereunder, including reasonable attorneys’ fees and legal expenses) to the payment, in whole or in part, in such order as you may elect, of the Obligations, whether due or not due, absolute or contingent, and only after so applying such net proceeds and after the payment by you of any other amounts required by and existing or future provisions of law need you account for the surplus, if any, to the Borrower or the undersigned.

This agreement shall be governed by laws of the State of Missouri and may be modified or amended only by an instrument in writing executed by you and the undersigned. No modification or amendment hereto shall affect your rights with respect to Collateral then pledged to you or the Obligations then existing except as expressly stated by such modification or amendment. Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS OF PLEDGOR HEREUNDER OR BANK’S CONDUCT IN RESPECT OF THE FOREGOING.

IT IS EXPRESSLY UNDERSTOOD, AND BY YOUR ACCEPTANCE OF THE STOCK YOU IRREVOCABLY AGREE AND ACKNOWLEDGE, THAT THE

UNDERSIGNED HAS NO PERSONAL LIABILITY FOR ANY OF THE OBLIGATIONS. NO OTHER DOCUMENT NOW OR HEREAFTER EXECUTED IN CONNECTION WITH THE AGREEMENT OR ANY FUTURE AGREEMENT BETWEEN GUARANTORS AND THE BANK SHALL IMPOSE ANY PERSONAL LIABILITY ON THE UNDERSIGNED UNLESS AN AMENDMENT TO THIS HYPOTHECATION AGREEMENT IN WHICH THE UNDERSIGNED SPECIFICALLY AGREES TO SUCH LIABILITY IS SIGNED BY THE UNDERSIGNED.

Very truly yours,

HOPKINS CAPITAL GROUP, LLC

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.

Notice Address:	865 Longboat Club Road
Longboat Key, FL 34228

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